                                                    EXHIBIT 10(g)



                           ONEIDA LTD.

                   DEFERRED COMPENSATION PLAN

                               FOR

                          KEY EMPLOYEES




                Restated Effective August 1, 1997

                            PREAMBLE

    The  purpose of this plan is to provide supplemental   retirement income to
a select group of management and highly compensated employees. The plan permits eligible employees to defer receipt of future compensation and have the deferred compensation paid upon the retirement or termination of the employee's employment.

    This is a complete restatement of the plan. The plan became effective on November 1, 1993. This restatement is effective August 1, 1997.

1.  DEFINITIONS

    When used herein, the following words shall have the meanings set forth below, unless the context clearly indicates otherwise:

"Account" shall mean the memorandum account established for each Participant pursuant to paragraph 10.

"Additional Deferred Compensation" shall mean the amounts paid by the Company in accordance with paragraph 3.

"Beneficiary" shall mean the person(s) designated by a Participant in accordance with paragraph 7 to receive the unpaid balance of the Participant's benefit following the Participant's death.

"Board of Directors" shall mean the Board of Directors of Oneida Ltd., elected annually by shareholders.

"Bonus" shall mean any profit-sharing bonus that will be paid in cash by the Company for a Plan Year.

"Committee" shall mean the Management Development and Executive Compensation Committee periodically appointed by the Board of Directors.

"Company" shall mean Oneida Ltd. and any subsidiary designated to participate by the Executive Committee except for the purpose of paragraphs 10, 12, 15 and 17 where it shall mean Oneida Ltd. alone.

"Deferred Compensation" shall mean the amount deferred by a Participant in accordance with paragraph 2.

"Participant" shall mean an employee of the Company who is selected by the Company to participate in the Plan and who timely executes and returns to the Plan Administrator a Participation Agreement.

Participation Agreement" shall mean the written agreement between the Company and a Participant, in the form attached as Exhibit A of the Plan, which sets forth the Participant's election to participate in the Plan, the Salary or Bonus the Participant elects to defer for a Plan Year, and such other terms and conditions determined by the Plan Administrator to be appropriate and consistent with the terms of the Plan.

"Plan" shall mean the Oneida Ltd. Deferred Compensation Plan For Key Employees.

"Plan Year" shall mean the twelve months ending December 31; provided, however, that the first Plan Year will be a "short year" and shall run from November 1, 1993 through December 31, 1993.

"Plan Administrator" shall mean the Executive Committee and its designee(s).

"Salary" shall mean a Participant's regular base salary during a Plan Year, exclusive of bonuses or any other form of extra or special remuneration.

2.  AMOUNT OF DEFERRED COMPENSATION

    Pursuant to a duly executed Participation Agreement, a Participant may elect to defer in any Plan Year any fixed percentage or amount of the Participant's Salary and of the Participant's Bonus which may be payable for any such Plan Year. The foregoing shall be subject to a minimum weekly deferral of $50.00. Participation Agreements must be executed and returned to the Plan Administrator prior to the first day of the Plan Year to which the Participation Agreement relates; provided, however, employees who were not eligible to participate prior to the beginning of a Plan Year, may commence deferrals upon 20 days notice by executing and delivering a Participation Agreement to the Plan
Administrator within 30 days of becoming eligible.   A Participation Agreement
shall apply only  to  Salary  or  Bonus earned after the Participation Agreement
is  signed.   A Participant may modify or revoke a Participation Agreement (a)
with respect to subsequent Salary and/or Bonus earned at least 20 days prior to the beginning of any Plan Year, and (b) with respect to subsequent Salary earned, one time during any Plan year upon 20 days notice by delivery of a new Participation Agreement to the Plan Administrator. A Participant's Salary and Bonus deferred under this paragraph will be credited to the Account maintained by the Company on behalf of the Participant.

3.  ADDITIONAL DEFERRED COMPENSATION

    The Company shall credit the Account of the Participant, as Additional
Deferred  Compensation,  an  amount  calculated   by applying a periodic
"Investment Rate" to all amounts of Deferred Compensation credited hereunder by remaining unpaid (and of any amounts of Additional Deferred Compensation previously earned with respect to such Deferred Compensation and remaining unpaid under the Plan). Additional Deferred Compensation will start being credited on the first day of the month following the month in which the Deferred Compensation is credited hereunder and continue with respect to all remaining unpaid sums of Deferred Compensation and Additional Deferred Compensation during any payout period, until all such sums are paid out in accordance with this Plan. The "Investment Rate" will be defined as Moody's Baa Corporate Bond rate, compounded monthly (e.g., if the Baa rate if 7% and if a Participant's Account begins a month with a $10,000 balance, Additional Deferred Compensation for that month would be $58.33). The Investment Rate will be adjusted at the beginning of each calendar quarter based on the data contained in the Federal
Reserve's  statistical  release  #H.15,   Selected Interest Rates.

4.  PAYMENT FOR REASONS OTHER THAN DEATH

    (a) Upon a Participant's attainment of age 62, or, if later, upon the Participant's termination of employment that occurs for any reason other than the Participant's death, and provided the Participant has not made an election permitted under sections (b) or (c) of this paragraph, the Company will make monthly payments to the Participant for a period of 10 years commencing on the first day of the month coincident with or next following the Participant's attainment of age 62 or, if later, the Participant's termination of employment.

    (b) Rather than receive payments as provided in section (a) of this paragraph, and provided that payments to the Participant have not already commenced, a Participant may elect to receive payments in an alternative manner. A participant may elect to have payments commence at the beginning of any specified Plan Year following the Participant's termination of employment but in no event later than the beginning of the Plan Year following the year in which the Participant turns 70 1/2 to be effective, a notice under this section (b) must be in writing and must be received by the Plan Administrator at least 12 months prior to the Participant's termination of employment. An election made and filed with the Plan Administrator within the 12-month period prior to the participant's termination of employment will have no effect unless it is approved by the Committee.

    (c) If payments to a Participant have not commenced, a Participant may revoke and modify a previous election that was made under section (b) of this paragraph or under this section (c). To be effective, a modification under this section (c) must be in writing and must be received by the Plan Administrator at least 12 months prior to the Participant's termination of employment. A modification election made and filed with the Plan Administrator
within  the  12-month   period   prior   to   the participant's termination  of
employment  will  have  no  effect unless it is approved by the Committee.

    (d) The foregoing notwithstanding, the Committee, in its sole discretion, may cause payments to commence sooner than payments would otherwise commence under this paragraph, and, even if payments to a Participant under the Plan have already commenced, cause the amount of the Participant's Account to be paid over a period of time that is shorter than the period payments would otherwise be paid, but not for a period of less than 3 years. Furthermore, upon receipt of a Participant's written request, the Committee, in its sole discretion may delay the commencement of payments to the Participant to a date that is later than the date payments would otherwise commence but in no event later than the beginning of the Plan year following the year in which the Participant turns 70 1/2, and even if payments have already commenced, cause payments to be made over a period of time that is longer than the period payments would otherwise be paid, but in no event for a period longer than 10 years.

    (e) Amounts paid to a participant in more than one payment are to be paid in installments that are approximately equal and calculated to fully disburse the Participant's Account. However, the Committee, in its sole discretion, will determine the amount of each payment, and may adjust the amount of any payment for changes in the Investment rate, the period of time over which payments are to be paid, or for any other reasonable purpose.

5.  PAYMENT UPON DEATH

    (a) If the Participant's employment is terminated by reason of the Participant's death, and provided payments to the Participant have not already commenced, the Company will commence payments to the Participant's Beneficiary from the Participant's Account as of the first of the month next following the date of the Participant's death. These payments will be made monthly, and will be made over a period of 10 years.

    (b) If a Participant dies after payments have commenced, payments will be paid to the Participant's Beneficiary in the same manner as if the Beneficiary were the Participant.

    (c) The foregoing notwithstanding, the Committee, in its sole discretion, may cause payments to be paid over a period of time that is shorter than the period payments would otherwise be paid, even if payments have already commenced, but not for a period less than 3 years. Furthermore, upon receipt of a Beneficiary's written request, the Committee, in its sole discretion, may delay the commencement of payments to the Beneficiary to a date that is later than the date payments would otherwise commence, and even if payments have already commenced, cause payments to be made over a period of time that is longer than the period payments would otherwise be paid, but not for a period more than 10 years.

    (d) If the Beneficiary should die before the payment of all installments due, the Plan Administrator shall pay the remaining amount of the Participant's Account in a lump sum to the estate of the Beneficiary.

6.  GENUINE HARDSHIP

    Upon the written application of the Participant in the case of "genuine hardship", the Committee may permit payment to the Participant of all or a portion of the Participant's Account, as the Committee shall determine is necessary to alleviate the hardship. Such hardship must be proved by positive evidence submitted to the Committee. The Committee shall have sole discretion, exercisable in conformance with nondiscriminatory policy applicable to Participants to determine whether such genuine hardship exists and, if so, the amount necessary to alleviate such hardship and the manner in which such payments shall be made. Any such determination of the Committee shall be final, conclusive and binding on Participants and all other interested persons.

    For purposes of this paragraph 6, "genuine hardship" shall mean financial hardship resulting from an accident to or sickness of the Participant, his/her spouse, his/her dependents or other unanticipated emergency that is caused by an event beyond the control of the Participant, and that would result in severe financial hardship to the Participant if early payment were not permitted.

7.  DESIGNATION OF BENEFICIARY

    The Participant may designate a Beneficiary to receive any amount due hereunder by executing a written notice thereof to the Plan Administrator at any time prior to his/her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to the Plan Administrator at any time and from time to time prior to the Participant's death. If the Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive Participant, then such amount shall be paid to the Participant's estate.

8.  NO RIGHT TO EMPLOYMENT

    Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity.

9.  OTHER EMPLOYEE BENEFITS

    Any amounts payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he/she may be entitled under any pension plan, profit-sharing plan, stock bonus plan or other plan or arrangement of the Company for the benefit of its employees, unless specifically allowed under such plan.

10. DEFERRED COMPENSATION AS AN UNSECURED PROMISE

    The Company shall establish a memorandum "Account" on its books for each Participant as a bookkeeping convenience for the purpose of accounting for Participants' Deferred Compensation or Additional deferred Compensation hereunder. However, the Company shall not be required to segregate any funds representing such Deferred Compensation or Additional Deferred Compensation payments, and nothing in this Plan shall be construed as providing for such segregation. In addition, the Company shall not be deemed to be a trustee for the Participant of any Deferred Compensation or Additional Deferred
Compensation   payments hereunder, and the Participant, his/her Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Company to make the payments required hereunder. Nothing herein shall be construed to give the Participant, his/her Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future, but the Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

11. WITHHOLDING

    The Company retains the right to deduct and withhold from any payments due hereunder all sums which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

12. CHANGE OF CONTROL

    (a)  Subject  to  the  limitation  described  in  paragraph 12(a)(ii), if
Participant's  employment  by  the  Company   is terminated for reasons other
than gross misconduct within 24 months following a "Change in Control", the Company shall:

         (i) Pay to Participant as of the first day of the month following the Participant's termination of employment a single lump sum an amount equal to 2.99 times the highest amount of deferred Compensation deferred by a Participant in any one of the five years preceding the year of termination.

         (ii) Pay to the Participant, as of the first day of the month following the Participant's termination of employment in a single lump sum the full amount of the Participant's Account.

         (iii) In no event shall the aggregate of all amounts paid to, or value received by, Participant following a "Change of Control" (whether paid or received pursuant to this paragraph 12 or otherwise) exceed the maximum aggregate amount or value that could be paid to, or received by, Participant without such aggregate amount being treated as a "parachute payment" within the meaning of Internal Revenue Code Section 280G.

    (b) For purposes of paragraph 12(a), a "Change of Control" shall be deemed to have occurred if:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of two consecutive years (not including any period prior to the effective date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cause for any reason to constitute at least a majority of the Board of Directors;

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected
to   implement   a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

13. NO ASSIGNMENT

    Neither the Participant, nor his/her Beneficiary, nor any other person entitled to any payment hereunder shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any right to receive a payment in advance of any of such payment, and any attempted transfer, assignment, anticipation, mortgage or encumbrance shall be void. No payment shall be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.

14. SUCCESSORS AND ASSIGNS

    The Plan shall inure to the benefit, of and shall be binding upon the Participant, his/her Beneficiaries, and their legal representatives, and the Company, its successors and assigns. For purposes of this Plan, the term "successors shall mean any person, firm, corporation or business entity which by merger, consolidation, purchase of assets or otherwise, succeeds to or acquires all or substantially all of the assets or business of the Company.

15. AMENDMENT AND TERMINATION

    The Company intends to maintain the Plan until all benefit payments are made pursuant to the Plan. However, the Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be made pursuant to appropriate action of the Committee. Unless each affected Participant or Beneficiary provides written consent, no amendment or termination of the Plan shall directly or indirectly affect the timing or deprive any Participant of any portion of any amount which would otherwise be payable to a Participant. Notwithstanding any other provision in the Plan to the contrary, the Plan shall terminate automatically upon the final payment of all amounts payable hereunder.

16. CLAIMS PROCEDURE

    16.01 Notice of Denial. If a request for benefits is wholly or partially denied, notice of the denial, prepared in accordance with paragraph 16.02, shall be furnished to the claimant within a reasonable period of time, not to exceed 60 days, after receipt of the request by the Plan Administrator, unless special circumstances require an extension of time for processing the request. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Plan Administrator expects to communicate a decision.

    16.02 Content of Notice. The Plan Administrator shall provide every claimant whose request for benefits is denied a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

         (a)  a specific reason or reasons for the denial;

         (b) specific references to the pertinent Plan provisions upon which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the request and an explanation of why such material or information is necessary; and

         (d) an explanation of the Plan's review procedure, as set forth in paragraphs 16.03 and 16.04.

    16.03 Review Procedure. The purpose of the review procedure set forth in this paragraph and paragraph 16.04 is to provide a procedure by which a claimant under the Plan may have reasonable opportunity to appeal a denial of a request for benefits to the Plan Administrator for a full and fair review. To accomplish that purpose, the claimant (or the claimant's duly authorized representative) may:

         (a)  review pertinent Plan documents; and

         (b)  submit issues and comments in writing.

    A claimant (or the claimant's duly authorized representative) shall request a review by filing a written application for review with the Plan Administrator at any time within 60 days after receipt by the claimant of written notice of the denial of the claimant's request for benefits.

    16.04 Decision on Review. A decision on review of a denial request for benefits shall be made in the following manner:

         (a) the decision on review shall be made by the Plan Administrator. The Plan Administrator shall make a decision promptly, but not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 90 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished by the Plan Administrator to
the  claimant  prior  to   the commencement of the extension.

         (b) the decision on review shall be in writing from the Plan Administrator, shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based.

17. INTERPRETATION

    The Committee shall have full power and authority to interpret, construe and administer this Plan and the Company's interpretation and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes.

18. GOVERNING LAW

    The Plan is established under, and shall be governed and construed according to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations promulgated thereunder. The laws of the State of New York also shall apply to the extent such laws are not preempted by ERISA.

19. JURISDICTION AND VENUE

    The jurisdiction of any proceeding arising out of or with respect to this Agreement shall be in a court of competent jurisdiction in the State of New York. The parties to any such proceeding shall be subject to personal jurisdiction in the State of New York. Venue of any proceeding shall lie in Madison County, New York, if a state court action, and in the United States District Court, Northern District, if a federal court action.

20. SEVERABILITY

    If one or more provisions of the Plan, or any part thereof, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then the Plan shall be administered as if such invalid or unenforceable provision had not been contained in the Plan.

    The invalidity or unenforceability of any Plan provision, or any part
thereof,   shall  not  affect   the   validity   and enforceability of any Plan
provision or any part thereof.

    The Company caused the Plan to be executed by a duly authorized officer to be effective as of August 1, 1997, and Buffalo China, Inc. and THC Systems, Inc. by execution by a duly authorized officer hereby adopt the restatement of the Plan effective as of August 1, 1997.


                                       ONEIDA LTD.

                                       BY:_____________________


                                       BUFFALO CHINA, INC.

                                       BY:_________________________


                                       THC SYSTEMS, INC.

                                       BY:_________________________

                            EXHIBIT A

                           ONEIDA LTD.
                   DEFERRED COMPENSATION PLAN
                               FOR
                          KEY EMPLOYEES


                     PARTICIPATION AGREEMENT


    This sets forth the Participation Agreement entered into between the Company and __________________("Participant") pursuant to the Oneida Ltd.
Deferred  compensation  Plan  for  Key   Employees ("Plan").

                            RECITALS

A.  The Company established the Plan effective as of November 1, 1993.

B.  The Company selected Participant to participate in the Plan.

C. The Plan provides that, to become a Participant in the Plan, Participant must enter into this Participation Agreement.

                              TERMS

1. Company's Duties. the Company hereby acknowledges that it has selected Participant to participate in the Plan, and agrees to pay to (or on behalf of) Participant the benefits provided under the Plan, subject to all the terms and conditions of the Plan.

2.  Deferral  Election.   Until  revoked  or  modified  by  the Participant, the
Participant hereby elects to participate in the Plan and to defer future compensation otherwise payable to the Participant for services rendered to the Company as follows (subject to a minimum weekly deferral of $50.00).

               Amount per Plan Year $___________.

                    OR

               Percentage of Salary per Plan Year

                    AND/OR

               Percentage of Bonus per Plan Year

3. Participant's Duties. Participant hereby acknowledges that he/she has read and understands the terms and conditions of the Plan, and agrees to be bound by, and subject to, all the terms and conditions of the Plan.


                                       ______________________________
                                       Company
                                       ________________
                                       Date



                                       ______________________________
                                       Participant
                                       ________________
                                       Date




I DO NOT wish to participate in ______.  [   ]

                   DESIGNATION OF BENEFICIARY


    I, hereby designate ______________________ to be the beneficiary of any amount which may become payable upon my death under a Deferred Compensation Participation Agreement dated as of _______________________ between me and the Company and I hereby revoke any prior designations made by me under such agreement.



______________________________



Date Received ___________________
BY:____________________________